UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            November 3, 2018

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry into a Material Definitive Agreement.

On November 3, 2018, MWP Israel Ltd (“Purchaser”), a wholly owned subsidiary of Mueller Water Products, Inc. (“Mueller”), and Mueller entered into a Purchase Agreement (the “Agreement”) with Eliezer Krausz Industrial Development Ltd. (“Seller”) and Danny Krausz. Pursuant to the Agreement, among other things, Purchaser and Mueller agreed to acquire (the “Acquisition”) from each of the other parties to the Agreement all of the outstanding shares of the share capital of Krausz Industries Development Ltd., a wholly owned subsidiary of Seller. The purchase price to be paid in connection with the Acquisition will be $140 million in cash, which is subject to a post-closing adjustment and may be increased or reduced as provided in the Agreement. The transaction is subject to customary closing conditions and is expected to close in December 2018.

The Agreement contains customary representations and warranties, certain of which will survive closing for specified periods. In addition, the Agreement includes customary covenants and indemnification obligations, capped at specified amounts. The representations, warranties and covenants of the parties contained in the Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Agreement, (iii) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Agreement or such other date as is specified in the Agreement and (v) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01.    Regulation FD Disclosure.
On November 5, 2018 Mueller issued a press release announcing the signing of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release, dated November 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2018	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated November 5, 2018.